Exhibit 10.15.1

LEASE AGREEMENT

TIDS LEASE AGREEMENT (this “Lease”), is entered into as of May 1, 2016, by and between GHMR Operations, LLC (“Landlord”) and Maalt, LP (“Tenant”).

W I T N E S S E T H:

1. Lease of Premises: Title and Condition. For good and valuable consideration and upon the terms and conditions herein specified, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the transloading facility, other improvements and land located at 1415 S. BI 35 D, Dilley, Frio County, Texas as depicted on Exhibit “A” attached to this lease (the “Premises”). The Premises does not include the property leased to Maalt Specialized Bulk, LLC. Except as may otherwise be expressly provided herein:

(a) TENANT ACKNOWLEDGES THAT IT IS LEASING THE PREMISES IN ITS PRESENT CONDITION WITHOUT ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, BY LANDLORD, AND SUBJECT TO ALL APPLICABLE LEGAL REQUIREMENTS NOW OR HEREAFTER IN EFFECT;

(b) TENANT ACCEPTS THE PREMISES IN ITS PRESENT “AS IS” AND “WHERE IS” CONDITION AND LANDLORD DOES NOT BY THE EXECUTION OF THIS LEASE OR OTHERWISE MAKE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF ANY KIND OR ANY NATURE WHATSOEVER, WITH RESPECT TO THE PREMISES HEREBY DEMISED, AND ALL SUCH REPRESENTATIONS AND WARRANTIES ARE HEREBY DISCLAIMED. IN EXPANSION OF, AND NOT IN LIMITATION OF THE FOREGOING, TENANT ACKNOWLEDGES THAT ANY SQUARE FOOTAGE OF IBE PREMISES DEPICTED IN EXHIBIT “A” IS AN ESTIMATE AND TENANT’S OBLIGATION TO PAY RENT OR OTHER AMOUNTS UNDER TIDS LEASE WILL NOT IN ANY WAY BE IMPACTED OR MODIFIED IF THE ACTUAL SQUARE FOOTAGE OF IBE PREMISES IS LESS THAN DEPICTED; AND

(c) LANDLORD MAKES NO EXPRESS OR IMPLIED WARRANTY OF HABITABILITY OR FITNESS OF THE PREMISES OR IMPROVEMENTS FOR ANY PURPOSE, OR AS TO THE MERCHANTABILITY, TITLE, VALUE, QUALITY, CONDITION OR SAL ABILITY OF THE PREMISES OR THE IMPROVEMENTS.

2. Initial Term.

(a) Term. The Premises is leased to Tenant hereunder for a five (5) year term (the “Initial Term”) commencing on May 1, 2016 and terminating on April 30, 2021. The term will automatically renew for successive six (6) month terms until terminated by Landlord or Tenant by written notice given at least thirty (30) days prior to the end of any term.

3. Rent.

(a) Tenant shall pay to Landlord, as monthly rent, the sum of two hundred fifty and no/100 Dollars ($250 .00) per railcar received at the Premises for transloading for the Premises (the “Rent”) beginning on May 1, 2016 with a minimum monthly rent of one hundred thirty two thousand, five hundred and 00/100 Dollars ($132,500.00). In addition, Tenant shall pay to Landlord as additional rent three and no/100 dollars ($3.00) per ton of sand transloaded on the Premises beginning with Dilley Train #47 and continuing until 1,000,000 tons of sand have been transloaded. The amount of sand transloaded shall be based on the outbound tonnage of sand. All rent payments shall be payable without demand or set off, on the first day of every calendar month during the Term (to be prorated in the event of any partial month). No security deposit is required hereunder. The Rent due for the first month of the Term shall be prorated based upon the actual number of days during that first month.

(b) Tenant shall pay to Landlord interest at the lesser of the (i) the maximum rate allowed by applicable law, and (ii) the rate of fifteen percent (15%) per annum, on all overdue rent payments payable to Landlord hereunder from ten (10) days after the due date therefor until paid by Tenant.

4. Gross Lease.

(a) Except as expressly otherwise provided herein, this Lease is intended to be, and shall be construed as, a gross lease, whereby under all circumstances and conditions (whether now or hereafter existing or within the contemplation of the parties). Landlord shall be solely responsible for and shall pay any and all expenses, costs, liabilities, taxes, obligations and charges whatsoever which shall arise or be incurred, or shall become due, during or in respect of the Term, in respect of or in connection with the Premises or the ownership, leasing, operation, management, maintenance, repair, use, occupancy, or any other aspect thereof, or any portion thereof Notwithstanding the foregoing or anything else herein to the contrary. Tenant shall be responsible for payment of all utilities, including water, gas, electric and telephone service delivered to the Premises.

(b) The parties intend that the obligations of Tenant hereunder shall be separate and independent covenants and agreements and shall continue unaffected unless such obligations shall have been modified or terminated pursuant to an express provision of this Lease.

5. Permitted Use. The Premises shall be used for a sand transloading and storage facility and for no other purpose. Tenant agrees not to use or permit the use of the Premises for any purpose which is illegal, dangerous to life, limb or property or which, in Landlord’s sole judgment, creates a nuisance or which would increase the cost of insurance coverage with respect to the Premises. Tenant will conduct its business and control its agents, servants, employees, customers, licensees, and invitees in such a manner as not to interfere with, annoy or disturb other tenants, if any, or Landlord in the management of the Premises and the Land. Tenant will maintain the Premises in a clean and healthful condition, and comply with all laws, ordinances, orders, rules and regulations of any governmental entity with reference to the use, condition, configuration or occupancy of the Premises.

6. Compliance with Laws. Etc. Tenant covenants throughout the Term and any extended term of this Lease, at the sole cost and expense of Tenant, to comply promptly with all laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof (“Legal

Requirements”), and the orders, rules and regulations of any applicable board of insurance underwriters, or any other body exercising similar functions, foreseen or unforeseen, extraordinary as well as ordinary, which may be applicable to any aspect of the Premises (or to any adjoining public sidewalks and curbs) or to the use or the manner of use of the Premises, or to the restoration, repairing, replacing or rebuilding of the Premises provided for in this Lease, or in respect of any changes or alterations made by Tenant to the improvements, or any other aspect of the Premises and with the requirements of all insurance required hereunder to be maintained by Tenant.

7. Liens. Tenant shall not suffer or permit any mechanic’s, materialmen’s, vendor’s, supplier’s, laborer’s, or other similar liens (collectively, “Mechanic’s Liens”) to be filed against the Premises, or any part thereof, by reason of work, labor, services or materials supplied at the request of Tenant or any officer, director, employee or agent of Tenant. If any such mechanic’s lien shall at any time be filed against the Premises, or any part thereof, Tenant shall, within thirty (30) Days after notice of the filing thereof, cause the same to be discharged of record by payment, deposit, bond, and order of a court of competent jurisdiction or otherwise. If Tenant shall fail to cause such lien to be discharged within such thirty (30) day period, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due (if bonding or deposit proceedings are insufficient to protect the material interests of Landlord) or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event Landlord shall be entitled to reimbursement from Tenant upon demand.

8. Impositions.

(a) Tenant shall be liable for all taxes levied against personal property and trade fixtures placed by Tenant in the Premises. If any such taxes are levied against Landlord or Landlord’s property and if Landlord elects to pay the same or if the assessed value of Landlord’s property is increased by inclusion of personal property and trade fixtures placed by Tenant in the Premises and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is primarily liable hereunder.

(b) Tenant may, at its sole cost and expense, in its own name, dispute and contest any impositions by appropriate proceedings diligently conducted in good faith, but only after Tenant has deposited with Landlord the amount so contested and unpaid, which shall be held by Landlord without obligation of interest until the termination of the proceedings, at which time the amount(s) deposited shall be applied by Landlord toward the payment of the items held valid (plus any court costs, interest, penalties and other liabilities associated with the proceedings), and any excess shall be returned to Tenant. Tenant further agrees to pay to Landlord upon demand all court costs, interest, penalties and other liabilities relating to such proceedings. Tenant hereby indemnifies and agrees to hold harmless Landlord from and against any cost, damage or expense (including attorneys’ fees) in connection with any such proceedings.

9. Maintenance and Repair. Tenant shall, at its sole cost and expense, maintain the Premises, including, but not limited to the track, silos and other infrastructure and equipment, in a good and serviceable state of repair and condition, reasonable evidence of which has been provided to Landlord. Landlord will not be responsible to make any other foreseen or unforeseen, or ordinary or extraordinary changes or repairs which may be required to keep the Premises in good (or any other) repair and condition; or in compliance with any applicable laws except as may otherwise be expressly provided herein. Except as expressly provided herein, Landlord shall not be required to maintain, repair or rebuild the improvements on the Premises or Maintain the Premises. If Landlord does not perform the repairs, maintenance and replacements required pursuant to this Lease within thirty (30) days after receipt of written notice from Tenant; provided, however, that if any such repairs cannot be reasonably performed with said thirty (30) day period by the exercise of due diligence by Landlord, then the same shall not give rise to Tenant’s right to perform such repairs hereunder if within said thirty (30) day period Landlord commences the performance of such repairs and diligently prosecutes the same to completion, then Tenant shall have the right, but not the duty, to do said repairs, maintenance and replacements on behalf of Landlord and Tenant may offset the cost thereof, plus ten (10%) percent for overhead, against the Rent.

10. Interior Finish Out and Alterations. Tenant shall not alter or modify the configuration of any of the improvements within the Premises without the prior written consent of Landlord, which will not be unreasonably withheld, delayed or conditioned.

11. Assignment and Subletting. Tenant shall not, without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord: (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law; (2) permit any other entity to become tenant hereunder by merger, consolidation, or other reorganization; (3) permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant; (4) sublet any portion of the Premises; (5) grant any license, concession, or other right of occupancy of any portion of the Premises; or (6) permit the use of the Premises by any parties other than Tenant. No assignment or subletting shall release Tenant from its obligations hereunder; and Tenant shall in any event be obligated to pay to Landlord as additional rent hereunder any consideration received by Tenant from any such assignment, sublease or other disposition which exceeds the Base Rent payable by Tenant hereunder for the equivalent time period and portion of the Premises and the costs to Tenant of completing such transaction.

12. Insurance.

(a) Tenant shall, at its sole cost and expense maintain or cause to be maintained with any insurance company or companies authorized to do business in the State of Texas and with a current Best’s Insurance Guide rating of A- or better, commercial general liability including bodily injury and property damage for which Tenant may be liable, and contractual liability insurance applicable to the Premises in such amounts and with such coverage as are usually carried by prudent persons operating similar properties in the same general locality, but in any event with a minimum combined single limit of not less than $1,000,000 for any one occurrence, together with umbrella liability insurance coverage of $5,000,000 for bodily injury and property damage with respect to any one occurrence. Such policy or policies shall provide primary coverage with respect to the Premises and shall show Landlord as an additional named insured.

(b) Tenant shall, at Tenant’s cost and expense, maintain or cause to be maintained with an insurance company or companies authorized to do business in the State of Texas, extended coverage insurance insuring the improvements against risk of direct physical loss to the extent of replacement value, showing Landlord as loss payee.

(c) Tenant shall deliver to Landlord, promptly upon request, certificates evidencing all insurance required to be maintained by Tenant under this Section 12, and, upon request, a certificate of or binder evidencing any policy of insurance procured as a replacement for any expiring policy at least fifteen (15) days prior to the date of such expiration. In the event Tenant shall fail to effect or maintain any insurance required to be effected or maintained pursuant to the provisions of this Section 12, if any, Landlord shall have the right, but shall not be required, to immediately procure and maintain such policies at the expense of Tenant and Tenant shall indemnify Landlord against damage, loss or liability resulting from events or circumstances occurring or existing during the Term that are within the scope of the coverage that should have been effected or maintained. The obligations of Tenant to indemnify Landlord for such damage, loss, or liability resulting from events or circumstances occurring or existing during the Term shall survive the expiration or sooner termination of this Lease.

13. Utilities. The cost and charges for all utility services serving the Premises during the Term shall be paid by Tenant.

14. Condemnation.

(a) If, at any time during the Term of this Lease, there shall be a taking of twenty-five percent (25%) or more of the Land in condemnation proceedings or by any right of eminent domain (other than the taking by eminent domain for occupancy for a limited period), then at the option of Tenant, this Lease shall terminate on the date of such taking and the Base Rent and other charges payable by Tenant hereunder shall be apportioned and paid to the date of such taking. In the event of any such substantial taking and termination of this Lease, the entire award or awards for said taking shall be paid to Landlord

(b) In the event of a taking constituting less of the Land, such that Section 14(a) does not apply or Tenant elects not to terminate this Lease in accordance with Section 14(a) (including a taking for occupancy for a limited period), this Lease shall continue as to the remaining portion of the Premises and the Base Rent shall be equitably abated (or suspended during any period of time the Premises are temporarily wholly unsuitable for use). The entire award or awards of the taking shall be payable to Landlord.

15. Hazardous Materials: Environmental Conditions.

(a) Tenant and Landlord hereby agree as follows with respect to Hazardous Materials and environmental matters relating to the Premises:

(i) Tenant shall comply in all material respects, and cause all other parties on the Premises to comply in all material respects, at all times with (A) all material Environmental Laws in connection with the Premises, including, without limitation, those material Environmental Laws relating to the use, storage, management, transportation and disposal of Hazardous Materials and those material Environment Laws relating to reporting, notification and filing of information relating to Hazardous Materials, and (B) all material permits, licenses and authorizations required or issued pursuant to Environmental Laws with respect to the Premises.

(ii) Tenant shall not conduct or permit any other party to conduct any Prohibited Activity on the Premises at any time during the Term of this Lease.

(iii) In the event that Tenant or any other party uses, stores or maintains any Hazardous Materials on the Premises during the Term of this Lease, Tenant shall, or shall cause such other party to, use, store, maintain and dispose of such Hazardous Materials in all material respects in a reasonable manner and in accordance with the reasonable and customary practices of owners and operators of businesses or operations similar in nature to the business or operation then maintained or conducted by Tennant or any other party on the Premises and in any event in compliance with paragraph (i) above. -without limitation of the foregoing requirements, if the use, storage or management of Hazardous Materials by Tenant or any other party at the Premises or any other acts or omissions of Tenant or any other party at the Premises related to Hazardous Materials causes or results in a material adverse risk or effect. Tenant shall, at its sole cost and expense, promptly take all applicable action to eliminate or avoid such material adverse risk or effect.

(iv) During the Term of this Lease, Tenant shall promptly provide Landlord with true, correct and complete copies of all material written summons, citations, directives, information inquiries or requests, notices of potential responsibility, notices of violation or deficiency, orders or decrees, claims, complaints, investigations, judgments, letters, notices of environmental liens or response actions in progress, and other communications, from the United States Environmental Protection Agency, Occupational Safety and Health Administration, or other federal, state or local environmental agency or authority, or any other entity or individual (including both governmental and non-governmental entities and individuals), concerning (A) any actual or alleged release of a Hazardous Material on, to or from the Premises; (B) the imposition of any lien on the Premises pursuant to any Environmental Law; or (C) any actual or alleged violation of or responsibility under Environmental Laws.

(v) Upon written request by Landlord, Tenant shall provide Landlord with true, correct and complete copies of (A) any and all permits issued to Tenant or any other party under Environmental Laws with respect to the Premises; and (B) any and all reports, notifications and other filings made by Tenant or any other party to any federal, state or local environmental authorities or agencies with respect to the Premises. In addition. Tenant shall provide Landlord, promptly following Tenant’s receipt thereof (and without any need or requirement of a request from Landlord), true, correct and complete copies of the following which cause, create, result in, describe or are related to any material adverse risk or effect: (1) any and all environmental reports and tests obtained by Tenant; (2) any and all transportation and disposal contracts (and related manifests, schedules, reports and other information) entered into or obtained by Tenant or any other party with respect to any Hazardous Materials; and (3) any and all other applicable documents and information with respect to environmental matters relating to the Premises. In the event that any of the items (or any portions of the items) described in the foregoing clauses (1), (2) or (3) are subject to any attorney-client privilege, self-audit privilege or other privilege recognized under applicable law. Tenant shall, notwithstanding such privilege or claim of privilege, be required to deliver such excerpts or descriptions of such materials to Landlord as contain factual information (including, without limitation, descriptions of any usage, storage or disposal of Hazardous Materials, descriptions of activities or operations on the Premises, and laboratory test results) relating to any material adverse risk or effect, but Tenant shall not be required to deliver to Landlord any portions of such materials which are subject to any such privilege (for example, to the extent that such portions set forth professional opinions, recommendations or legal advice)

(b) Landlord and its agents, representatives and contractors shall have a right of entry and access to the Premises at any time during the normal business hours of Tenant with prior notice to Tenant for the purposes of (i) ascertaining the nature of the activities being conducted on the Premises and investigating whether Tenant is in compliance with its obligations under this Section 15, and (ii) determining the type, kind and quantity of all Hazardous Materials on the Premises.

In connection with any entry onto and inspection of the Premises under this Section 15, Landlord and its agents, representatives and contractors shall have the right to take samples in quantities sufficient for analysis of all Hazardous Materials present on the Premises and shall also have the right to conduct other tests and studies as may be determined by Landlord (or by such actual or prospective purchaser or lender, as applicable) in its good faith, reasonable discretion.

(c) Tenant shall reimburse, defend, indemnify and hold Landlord, and its officers, directors, shareholders, employees and agents and all other persons designated by Landlord in a written notice to Tenant and claiming an interest in the Premises by, through or under Landlord (collectively, the “Landlord Indemnified Parties”), free and harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, expenses or losses whatsoever including, without limitation, (i) any claim by any third party against any Landlord Indemnified Parties for actual or alleged personal injury (including death) or property damage, (ii) liabilities under any common law theory of tort, nuisance, strict liability, ultra hazardous activity, negligence or otherwise based upon, resulting from or in connection with any Hazardous Material, (iii) obligations to take response, cleanup or corrective action pursuant to any Environmental Laws, (iv) the costs and expenses of investigation or remediation in connection with the decontamination, removal, transportation, incineration or disposal of any Hazardous Materials, (v) any sums paid in settlement of claims, and (vi) reasonable attorneys’ fees, consultants’ fees and expert fees, to the extent (in the case of any of the foregoing) arising during or after the Term of this Lease as a result of or in connection with any of the following:

(i) any breach by Tenant during the Term of any of its covenants or obligations under this Section 15(c) (the parties agree that, for purposes of this paragraph (i), whether or not a breach of any covenants of Tenant shall have occurred shall be determined without regard to any standard or qualification of materiality in such covenant or obligation); and

(ii) (the presence of any Hazardous Materials on the Premises or on any other surrounding areas to the extent such Hazardous Materials are or were actually or allegedly managed, generated, stored, treated, released, disposed of or otherwise located on or at, or are released at or from, the Premises (regardless of the location at which such Hazardous Materials are now or may in the future be located or disposed of) at any time during the Term of this Lease, unless such Hazardous Materials were released as result of Landlord’s or any other Landlord Indemnified Party’s negligence or willful misconduct.

In the event any claim or other assertion of liability shall be made against any Landlord Indemnified Party for which such Landlord Indemnified Party is entitled to indemnity hereunder, such Landlord Indemnified Party shall notify Tenant of such claim or assertion of liability and thereupon Tenant shall, at its sole cost and expense, promptly assume the defense of such claim or assertion of liability using attorneys reasonably satisfactory to Landlord Indemnified Party and Continue such defense at all times thereafter until completion. Tenant shall not settle any claim against any Landlord Indemnified Party without Landlord’s prior written consent, which consent shall not he unreasonably withheld or delayed; provided, however, that Landlord shall not under any circumstance be obligated to consent to any settlement involving any admission of criminal liability on the part of any Landlord Indemnified Party. For so long as Tenant is defending any claim against any Landlord Indemnified Party hereunder, such Landlord Indemnified Party shall not settle any claim by a third party against such Landlord Indemnified Party without Tenant’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Any Landlord Indemnified Party shall have the right to engage its own attorneys to represent it in connection with any matter for which such Landlord Indemnified Party is entitled to indemnity hereunder, but the fees and expenses of such attorneys shall be borne by such Landlord Indemnified Party unless Tenant shall fail to conduct such defense as required hereunder, in which case the attorneys’ fees and expenses of such Landlord Indemnified Party shall be borne and paid by Tenant immediately upon demand.

(d) The indemnity and defense obligations of Tenant under this Section 15 shall survive any termination or expiration of the Term of this Lease.

(e) Landlord and Tenant agree that, for purposes of this Section 15. the term “Premises” includes any and all improvements, including fixtures, and equipment and other personal property located on the Land.

(f) As used herein, the following terms have the meanings set forth below;

(i) “Environmental Laws” shall mean and include all federal, state and local statutes, ordinances, regulations, and rules in effect and as amended from time to time relating to environmental quality, health, safety, contamination and cleanup, including, without limitation, the Clean Air Act. 42 U.S.C. § 7401 et seq.; the Clean Water Act, 33 U.S.C. § 1251 et seq., and the Water Quality Act of 1987; the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S. C. § 136 et seq.; the Marine Protection, Research, and Sanctuaries Act, 33 U.S.C. § 1401 et seq.; the “National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; the Noise Control Act, 42 U.S.C. § 4901 et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; the Comprehensive Environmental Response. Compensation and Liability Act (“CERCLA”), 42 U.S.C. § 9601 et seq., as amended and by the Superfund Amendments and Reauthorization Act, the Emergency Planning and Community Right-to-Know Act and the Radon Gas and Indoor Air Quality Research Act; the Toxic Substances Control Act (“TSCA”), 15 U.S.C. § 2601 et seq.; the Hazardous Materials Transportation Act 49 U.S.C. § 1801 et seq.; the Atomic Energy Act, 42 U.S.C. § 2011 et seq., and the Nuclear Waste Policy Act of 1982, 42 U.S.C. § 10101 et seq.; all state and local environmental statutes and ordinances, with implementing regulations and rules, as any of the foregoing may be amended from time to time; and all common law theories relating to Hazardous Materials or protection of the environment, including, without limitation, trespass, nuisance, ultra hazardous activity, negligence and strict liability.

(ii) “Hazardous Materials” shall mean and including the following, including mixtures: (A) any substance now or at any time during the Term included within any definitions of “hazardous substances,” “hazardous materials,” “toxic substances,” “hazardous waste,” “solid waste,” “infectious waste,” “potentially infectious medical waste” or any other words of similar import in any Environmental Law; (B) any substance now or at any time during the Term listed in the United States Department of Transportation table or amendments thereto (49 C.F.R. § 172. 101) or by the United States Environmental Protection Agency (or any successor agency or department) as hazardous substances in 40 C.F.R. Part 302 and any amendments thereto; (C) any substances, material or waste which is or becomes at any time during the Term regulated under any applicable Environmental Law or by any federal, state or local governmental agency, board, commission or other governmental body; (D) any material, waste or substance which is any of the following: asbestos or asbestos-containing materials; polychlorinated biphenyls; radon gas; urea formaldehyde insulation; explosive; radioactive ; carcinogenic; flammable; infectious; corrosive; toxic; mutagenic; petroleum, including but not limited to crude oil or any faction thereof, natural gas, natural gas liquids, gasoline and synthetic gas; or source, byproduct or special nuclear material as defined in the Atomic Energy Act; (E) any industrial process and pollution control waste whether or not hazardous within the meaning of RCRA; (F) any substance the presence of which requires investigation or remediation under any Environmental Law; (G) any substance the presence of which on the Premises causes or threatens to cause a nuisance upon the Premises or to any other premises or properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Premises or to any other premises or properties; or (H) any substance, the presence of which on any premises or properties (other than the Premises) could constitute a trespass by the owner or operator of the Premises.

(iii) “Landlord Representatives” shall mean the officers, directors, shareholders, agents and representatives of Landlord and their respective successors and assigns.

(iv) “Prohibited Activity” shall mean any of the following activities: (A) any disposal of any Hazardous Substances on the Premises or the subsurface thereof, including, without limitation, any landfill, dump or injection well; (B) any installation or operation of any underground storage tank if an above-ground storage tank is feasible and practicable in lieu of an underground storage tank; (C) any activity which is subject to a permit for operation of a treatment, storage or disposal facility under RCRA or under any like or similar Environmental Law; (D) any chemical manufacturing or chemical production; (E) any material use of radiation or radioactive materials; (F) any gasoline service station involving retail sale of gasoline or other petroleum products to the public; (G) any dry cleaning operation that does not use a closed loop system; (H) any tank farm or other bulk storage or distribution facility for petroleum or other Hazardous Materials except for a normal and customary warehouse involving storage of materials entirely inside such warehouse; and (I) any other business or activity that creates a material adverse risk or effect.

16. Events of Default. The following events shall constitute events of default under this Lease (hereinafter, “Events of Default”) :

(a) Tenant shall fail to pay any installment of Rent or other rent due hereunder within five (5) days after Tenant receives written notice from Landlord stating that Landlord did not receive the rental payment by the date it was due; or

(b) Tenant shall fail to comply with any term, condition or covenant of this Lease, other than the payment of rent, within fifteen (15) days after receipt of written notice of default from Landlord; provided, however, that if any such default cannot be reasonably cured with said fifteen (15) day period by the exercise of due diligence by Tenant, then the same shall not constitute a default hereunder if within said fifteen (15) day period Tenant commences the curing of such default and diligently prosecutes the same to completion.

17. Remedies. Upon the occurrence of any of such Events of Default, Landlord shall have the option to pursue any one or more of the following remedies without notice or demand whatsoever:

(a) terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearage in rent, enter upon and take possession of the Premises and expel or remove Tenant and any person who may be occupying the Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim or damages therefore; and Tenant agrees to pay Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise: or

(b) enter upon and take possession of the Premises without terminating this Lease and expel or remove Tenant or any person who may be occupying the Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor, and relet the Premises and receive the rent therefor and apply all rentals received against the amounts due and owing by Tenant to Landlord; and Tenant agrees to pay Landlord on demand any deficiency that may arise for reason of such reletting; or

(c) enter upon the Premises by force if necessary without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease, and Tenant agrees to reimburse Landlord on demand for expenses which Landlord may incur thus effecting compliance with Tenant’s obligations under this Lease and Tenant further agrees that Landlord should not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise; and

(d) Change the locks to the Premises to prohibit Tenant from having access to the Premises and/or discontinue the provision of some or all of the utility services provided to the Premises.

Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any of the other remedies provided at law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages occurring to Landlord by reason by the violation of any of the terms, conditions and covenants herein contained.

18. No Waiver; Additional Rights of Landlord.

(a) Failure by Landlord to insist upon the strict performance of any provision hereof or to exercise any option, right, power or remedy contained herein shall not constitute a waiver or relinquishment thereof for the future. One or more waivers of any covenant or condition by Landlord shall not be construed as a waiver of a subsequent breach of the same or any other Covenant or condition, and the consent or approval by Landlord to or of any act by Tenant requiring Landlord’s consent or approval shall not be construed to waive or render unnecessary Landlord’s consent or approval to or of any subsequent similar act by Tenant. Receipt by Landlord of any Base Rent, additional rent or other sums payable hereunder with knowledge of the breach of any provision hereof shall not constitute a waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless made in writing. Landlord shall be entitled to injunctive relief in case of the violation, or attempted or threatened violation, of any of the provisions hereof, or to a decree compelling performance of any of the provisions hereof; provided, however. Tenant does not waive any of the elements of any request for injunctive relief or any defense or other legal means to resist any request by Landlord for injunctive relief

(b) If either party shall be in default in the performance of any of its obligations hereunder and the other shall have prevailed in any litigation in respect of such default, the defaulting party shall pay to the prevailing party, on demand, all reasonable expenses incurred by the non-defaulting party as a result thereof, including reasonable attorneys’ fees and expenses and costs of collection. If Landlord shall be made a party to any litigation commenced against Tenant relating to the Premises, Tenant shall pay all costs and reasonable attorneys’ fees incurred by Landlord in connection with such litigation.

19. Performance by Landlord. If Tenant shall at any time fail to perform timely any act on its part to be performed under this Lease, Landlord may (but shall not be obligated to) perform such act, including, without limitation, by paying any imposition or other tax, obtaining or maintaining any insurance, discharging any lien or performing any other act, all without further notice or demand upon Tenant and without thereby waiving or releasing any obligations of Tenant or rights of Landlord hereunder. Landlord shall not be required to inquire into the validity or correctness of amount of any such Imposition, tax or lien and shall have full authority to settle or compromise any such Imposition, tax or lien without Tenant’s approval. Any reasonable costs incurred by Landlord pursuant to this Section 19 or otherwise incurred by Landlord on behalf of Tenant or to cure an omission by Tenant as expressly provided for herein shall be reimbursed to Landlord by Tenant on demand, together with all costs incurred by Landlord and interest at the rate provided in Section 3(b).

20. Authority. Landlord represents and warrants to Tenant that it has full power and authority to enter into and perform this Lease and to lease the Premises to Tenant, and that all necessary action has been taken to authorize the execution and delivery of this Lease by Landlord. Tenant represents and warrants to Landlord that it has full power and authority to enter into and perform this Lease and to lease the Premises from Landlord, and that all necessary corporate action has been taken to authorize the execution and delivery of this Lease by Tenant.

21. Property Loss, Damage, Reimbursement. Except as otherwise provided in this Lease, Landlord shall not be liable for (a) any damage to property of Tenant or of others on the Premises, nor for the loss of or damage to any property of Tenant or others by theft or otherwise, or (b) any injury or damages to persons or property resulting from any of the following happenings at or from the Premises: fire, explosion, falling plaster, steam, glass, electricity, water, rain or snow, leaks from pipes, appliance or plumbing works or from the roof of buildings, street or subsurface or from any other place or by dampness or by any other cause whatsoever, and Tenant hereby releases, waives, and relinquishes all claims which Tenant might otherwise have or assert against Landlord on account of any such injury or damages (except that, the foregoing provision shall not apply in the case of injury or damage caused by the negligence or willful misconduct of Landlord, its agents, employees, contractors or invitees).

22. Right to Enter. Landlord shall have the right, at all reasonable times during the normal business hours of Tenant with prior notice to Tenant, to enter the Premises for the following reasons: general inspection; determining Tenant’s use of the Premises, determining if an Event of Default under this Lease has occurred; showing the Premises to a perspective purchaser or tenant; or remedying any failure by Tenant to perform its covenants hereunder.

23. Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding. Landlord and Tenant hereby waive and release each other of and from any and all rights of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Premises or to improvements or personal property thereon, by reason of fire or the elements regardless of cause or origin, including negligence of Landlord or Tenant or their agents, officers and employees, to the extent such loss or damage is compensated out of insurance proceeds. Because this paragraph will preclude the assignment of any claim mentioned in it by way of subrogation or otherwise to an insurance company or any other person, each party to this Lease agrees immediately to give to each insurance company which has issued, or will issue to such party policies of insurance covering all risk of physical loss, written notice of the terms of the mutual waivers contained in this paragraph, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers contained in this paragraph.

24. Quiet Enjoyment. Upon payment of the required rents and performance of the terms, covenants and agreements contained in this Lease, Tenant shall peaceably and quietly have, hold and enjoy the Premises during the Term.

25. Holding Over. In the event of holding over by Tenant after the expiration or termination of this Lease, the hold over shall be as a tenant-at-will and all of the terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord rental for the period of such hold over an amount equal to 120% of the Rent which would have been payable by Tenant had the hold over period been a part of the original Term of this Lease. The Rent payable during this hold over period shall be payable to Landlord on demand. No holding over by Tenant, whether with or without the consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided.

26. Surrender. Upon the expiration or termination of the Term of this Lease, Tenant shall surrender the Premises to Landlord. Tenant shall remove from the Premises on or prior to such expiration or termination all non-fixture personal property situated thereon which is not owned by Landlord, Property not so removed shall, at Landlord’s option, become the property of

Landlord, and if subsequently disposed of by Landlord the proceeds of such disposition shall become the property of Landlord, and Landlord may cause such property to be removed from the Premises and disposed of, but the cost of any such removal and disposition and of repairing any damage caused by such removal shall be borne by Tenant.

27. Indemnification. Tenant shall pay, and shall protect, indemnify and save harmless Landlord, its officers, directors, employees, agents and representatives from and against, all liabilities, losses, damages, costs, expenses (including reasonable attorneys’ fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from or relating to the actions or inactions of Tenant, its agents, employees, contractors or invitees as follows: (a) injury to or death of any person, or damage to or loss of property, on the Premises or on adjoining sidewalks, streets or ways, or otherwise connected with the use, condition or occupancy of the Premises, (b) any breach by Tenant of any of its obligations under this Lease, (c) any contest referred to in Section 8, (d) any damage or injury to Landlord or any other property or any person on the Premises, (e) any damage or injury to the Premises or Landlord by reason of any act or thing done by Tenant (or any of the foregoing related parties) or any condition on the Premises, (f) any other action or inaction of Tenant relating to the Premises, or (g) any other matters which arise during the Term in respect of the Premises, in the case of any of the foregoing, except if such matter arises due to the negligence or willful misconduct of Landlord, its agents, employees, contractors or invitees. The provisions of this Section 27 shall survive the expiration or sooner termination of this Lease.

28. Landlord’s Liability. Notwithstanding anything in this Lease to the contrary, Tenant hereby agrees that the liability of Landlord hereunder in the event of a claim against Landlord shall extend only to Landlord’s interest in the Premises. Except to such extent, no recourse whatsoever shall be had under this Lease against (a) Landlord, or any incorporator or any stockholder, officer, director, employee or agent of Landlord or any predecessor or successor corporation, (b) any legal representative, heir, successor or assign of any thereof, or (c) any assets of Landlord other than its interest in the Premises. Tenant shall not sue to recover damages for a default by Landlord hereunder until after first providing Landlord with at least thirty (30) days prior written notice of the basis thereof and the opportunity to cure same within such thirty (30) day period.

29. Notices. All notices, demands, designations, certificates, requests, offers, consents, approvals and other instruments given pursuant to this Lease shall be given by personal delivery (provided a signed receipt therefor is obtained), overnight courier service or prepaid registered or certified mail, as follows:

If to Landlord:	GHMR Operations, LLC
Attn: Gary Humphreys
4413 Carey Street
Fort Worth, TX 76119

If to Tenant:	Maalt, LP
Attn: Marty Robertson
4413 Carey Street
Fort Worth, TX 76119

Or to such other person or address as either party shall specify by written notice to the other party. All notices hereunder shall be deemed given when received.

30. Subordination Attornment; Notice Landlord’s Mortgagee.

(a) This Lease shall be subordinate to any first lien deed of trust, mortgage, or other security instrument (a “Mortgage”), or any ground lease, master lease, or primary lease (a “Primary Lease”), that now or hereafter covers all or any part of the Premises (the mortgagee under any Mortgage or the lessor under any Primary Lease is referred to herein as “Landlord’s Mortgagee”), and Tenant shall within three (3) days after receiving a request from Landlord or Landlord’s Mortgagee, execute such agreements confirming such subordination as such party may reasonably request.

(b) Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall within three (3) days after receiving such party’s request shall execute such agreements confirming such attornment as such party may reasonably request.

(c) Tenant shall not seek to enforce any remedy it may have for any default on the part of the Landlord without first giving written-notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.

31. Estoppel Certificates. Tenant or Landlord will, from time to time, upon fifteen (15) days’ prior written notice from the other party, execute, acknowledge and deliver to the other party a certificate stating that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and setting forth such modifications) and the dates to which the Rent, additional rent and other sums payable hereunder have been paid, and either stating that, to the knowledge of the signer of such certificate, no default exists hereunder or specifying each such default of which the signer has knowledge and the steps being taken to remedy same. Any such certificate may be relied upon by the parties hereto and any prospective mortgagee or purchaser of the Premises.

32. Severability. Each provision hereof shall be separate and independent and the breach of any such provision by Landlord shall not discharge or relieve Tenant from its obligations to perform each and every covenant to be performed by Tenant hereunder. If any provision hereof or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforceable to the maximum extent permitted by law.

33. Successors and Assigns. All provisions contained in this Lease shall be binding upon, inure to the benefit of and be enforceable by, the respective legal representatives, successors and assigns of Landlord and Tenant to the same extent as if each such legal representative, successor and assign were named as a party hereto.

34. Amendments. This Lease may not be changed, modified or discharged except by a writing signed by Landlord and Tenant.

35. Governing Law. This Lease shall be governed by the laws of the State of Texas.

36. Entire Agreement. Except as otherwise provided in this Lease: no oral statement or prior written matter relating to the subject matter of this Lease shall have any force or effect, and all such statements and matters shall merge herein and be superseded hereby; and Tenant agrees that it is not relying on any representations or agreements other than those contained in this Lease, if any.

37. Counterparts. This Lease may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

38. Damage or Destruction.

(a) In the event that the Premises shall be damaged or destroyed by fire or other casualty insurable under the standard fire and extended coverage insurance, then, provided at least eighteen (18) months remain within the Term and provided that, in the opinion of Landlord’s architect, the Premises can be restored to usability within 120 days, Landlord shall proceed with reasonable diligence at its sole cost and expense to rebuild and repair the Premises. If the improvements shall be damaged or destroyed by uninsurable casualty, if, in the opinion of Landlord’s architect, the Premises cannot be restored to usability within 120 days, or if less than eighteen (18) months remain within the Term, then this Lease shall terminate effective of the date of such casualty unless Landlord shall give Tenant written notice within 60 days after the date of the casualty that Landlord undertakes to rebuild and repair the Premises. Except as otherwise agreed in writing by Tenant, Tenant may terminate this Lease in the event that the Premises are not actually restored to usability within 120 days after the occurrence of such casualty.

(b) Landlord’s obligation to rebuild and repair hereunder shall in any event shall be limited to restoring the improvements to substantially the condition in which they existed prior to the casualty, and Tenant agrees that promptly after completion of such work by Landlord it will proceed with reasonable diligence at its own cost and expense to rebuild, repair and restore its signs, fixtures, equipment and other items installed by Tenant. Rent shall abate for any period of time the Premises are substantially unusable by Tenant by reason of such casualty.

39. Security Deposit. No security deposit is required hereunder.

40. Signage. Tenant shall, during the Term of this Lease, have the right to maintain signs at the Premises advertising Tenant’s business; provided that such signage shall conform in all respects to the rules and regulations imposed by the City of Dilley, Texas.

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed and delivered as of the date first above written.

LANDLORD:

/s/ Gary Humphreys
Gary Humphreys
GHMR Operations, LLC

TENANT:

/s/ Marty Robertson
Marty Robertson
Maalt, LP

EXHIBIT “A”

THE PREMISES